Exhibit 99.1

American Safety Insurance Holdings, Ltd. Reports
Increase in Net Earnings for Third Quarter

Hamilton, Bermuda, October 30, 2003 -- American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported net earnings for the third quarter ended September 30, 2003 increased 187% to $3.0 million, or $0.58 per diluted share, as compared to $1.0 million, or $0.21 per diluted share in the third quarter of 2002. Third quarter net earnings are detailed as follows (in thousands):

                                                     Quarter Ended                 Quarter Ended
                                                  September 30, 2003             September 30, 2002

              Insurance Operations                        $1,768                        $1,248
              Real Estate Operations                       1,173                           679
              Other,    including   realized
              gains and (losses)                              21                          (893)
              Net Earnings                                $2,962                        $1,034
                                                          ======                         =====

The increase in net earnings for the third quarter of 2003 was due to strong increases in net earnings from both insurance and real estate operations. Net premiums earned for the third quarter of 2003 increased 45% to $26 million from the same quarter of 2002 due to increases in the Company’s core environmental, excess and surplus, and program business net premiums earned. Total revenues for the third quarter of 2003 increased 47% to $44 million as compared to the same quarter of 2002 as a result of increased net premiums earned, investment income and real estate income. Net cash flow generated from operations increased 27% to $28 million for the third quarter of 2003 from $22 million in the same quarter of 2002.

Net earnings for the first nine months of 2003 were $8.0 million, or $1.65 per diluted share, an increase of 62% as compared to $4.9 million, or $1.01 per diluted share for the same period of 2002. Nine month net earnings are detailed as follows (in thousands):

                                                 Nine Months Ended            Nine Months Ended
                                                 September 30, 2003          September 30, 2002

              Insurance Operations                        $4,993                     $2,846
              Real Estate Operations                         998                      3,560
              Other,    including   realized
              gains and (losses)                           2,005                     (1,474)
              Net Earnings                                $7,996                     $4,932
                                                           =====                      =====

The increase in net earnings for the nine months ended September 30, 2003 was due to strong net earnings from insurance operations and net realized gains from the sale of investments of $2.1 million. Net premiums earned for the nine months ended September 30, 2003 increased 51% to $70 million from the same period of 2002. This increase was due to an increase in net premiums earned in the Company’s core lines of business. Total revenues for the nine months ended September 30, 2003 increased 23% to $116 million as compared to the same period of 2002 as a result of increased net premiums earned, investment income and realized gains from the sale of investments. Net cash flow from operations increased to $60 million for the nine months ended September 30, 2003 from $29 million in the same period of 2002.

The Company’s book value per share increased 12% to $14.73 at September 30, 2003 from $13.18 at December 31, 2002. This increase in book value per share is due primarily to the Company’s net earnings during the nine months ended September 30, 2003 offset, in part, by a decrease in unrealized gains on investments.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said, “This has been another excellent quarter for American Safety Insurance. Our results for the first three quarters of 2003 have demonstrated our ability to achieve consistent top line and bottom line growth. The healthy underwriting profits and strong cash flow generated in our insurance business clearly support the soundness of our business plan. We are also pleased that our strong results have brought our book value to a record high.” A conference call to discuss third quarter of 2003 results is scheduled for Friday, October 31, 2003 at 11:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at http://www.vcall.com or the Company’s website at http://www.americansafetyinsurance.com. A replay will be available on the Company’s website. American Safety Insurance Holdings, Ltd. is a specialty insurance holding company which, through its subsidiaries, provides innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks. Additional information about American Safety Insurance can be found at http://www.americansafetyinsurance.com.

This press release contains forward-looking statements, including the Company’s outlook for the remainder of 2003. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including future insurance claims and losses, and the Company’s expectations with respect to the outcome of the Principal Management acquisition rescission litigation, and the future profitability and the value of the Harbour Village real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors, including competitive conditions in the insurance industry, levels of new and renewal insurance business, unpredictable developments in loss trends, adequacy and changes in loss reserves, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, and changes in levels of general business activity and economic conditions. With respect to the development of the Harbour Village project, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, zoning, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips, and changes in local and national levels of general business activity and economic conditions. For additional factors, which could influence the results of the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:

American Safety Insurance Services, Inc.                          Cameron Associates
Fred J. Pinckney                                                  Kevin McGrath
Investor Relations/General Counsel                                (212) 245-4577
(770) 916-1908

                             American Safety Insurance Holdings, Ltd. and Subsidiaries
                                        Financial and Operating Highlights

                                                             Three Months Ended                     Nine Months Ended
                                                                September 30                          September 30,
                                                          2003                2002               2003              2002
INCOME STATEMENT DATA:
Revenues:
     Direct and assumed premiums earned                $ 45,236,887       $ 35,530,891       $ 127,291,031     $ 102,754,848
     Ceded premiums earned                              (19,357,205)       (17,679,881)        (57,373,690)      (56,456,260)
         Net premiums earned                           25,879,682         17,851,010          69,917,341        46,298,588

     Net investment income                                1,308,856            973,320           3,568,093         2,848,195
     Management fees from related party                     313,346            246,563             835,498           739,744
     Net realized gains (losses)                                 35            (56,183)          3,039,718          (521,885)
     Real estate income                                  16,280,674         10,723,526          38,877,894        44,659,187
     Other income                                            83,346             64,548             114,619           255,698
         Total revenues                                43,865,939         29,802,784         116,353,163        94,279,527

Expenses:
     Losses and loss adjustment expenses                 15,723,008         10,648,265          41,700,351        28,178,777
     Acquisition expenses                                 4,923,888          3,139,299          13,359,502         7,823,886
     Payroll and related expenses                         2,339,400          2,300,400           6,660,651         6,604,500
     Real estate expenses                                14,400,544          9,626,848          37,277,178        38,781,328
     Other expenses                                       2,638,106          1,723,424           6,738,449         4,418,676
     Expense due to rescission                               45,112          1,152,876             189,624         1,506,468
         Total expenses                                  40,070,058         28,591,112         105,925,755        87,313,635
         Earnings before income taxes                     3,795,881          1,211,672          10,427,408         6,965,892
Income taxes                                                833,831            178,143           2,431,089         2,033,436
         Net earnings                                 $   2,962,050     $    1,033,529       $   7,996,319     $   4,932,456
                                                    ================== =================== ================= ==================

Net earnings per share:
     Basic                                          $           0.62   $           0.22    $          1.69   $           1.04
                                                    ================== =================== ================= ==================
     Diluted                                        $           0.58   $           0.21    $          1.65   $           1.01
                                                    ================== =================== ================= ==================
Average number of shares outstanding:
     Basic                                                4,749,266          4,746,695           4,743,048         4,731,822
                                                    ================== =================== ================= ==================
     Diluted                                              5,099,421          4,864,450           4,836,454         4,876,659
                                                    ================== =================== ================= ==================

GAAP combined ratio                                           94.6%              97.2%               95.2%             99.3%

BALANCE SHEET DATA:                                                                          September 30      December 31,
                                                                                                 2003              2002

Total investments, excluding real estate                                                     $ 157,359,140     $ 104,416,529
Total assets                                                                                   441,722,167       365,082,338
Unpaid losses and loss adjustment expenses                                                     196,054,242       160,628,579
Total liabilities                                                                              371,768,645       302,630,489
Total shareholders' equity                                                                      69,953,522        62,451,849

Book value per share                                                                         $       14.73     $       13.18

                                                           Harbour Village Development Status
                                                        (000)s except references to Condo Units

                                                                Phase 1                          Phase 2
                                                                    Townhouses             The          The
                                                   Marina         Oak                      Links        Links        Total
                                                   Condos       Hammock     Riverwalk      North        South       Condos     Boat Slips      Total

                   9/30/2003
Planned Number of Condo Units and Boat Slips             248          18             28          188         188           670         142           812
Condo Units and Boat Slips under Contract                248          15             26          176         161           626         142           768
Value of Pre-sale Contracts - Note 1                  62,892       6,696         10,130       44,506      44,674       168,898      13,082       181,980
Number of Buildings                                        8           4              6            4           4            26
Number of Closed Units                                   248          15             22           109          -           394         137           531

Number of Buildings Complete by Task
  Building Foundation                                      8           4              6             4          4
  Vertical Building Completed                              8           4              6             4          4
  Interior Finish Completed                                8           4              6             3          -
  Certificate of Occupancy Received                        8           4              6             3          -

               3rd Quarter Actual
Units Closed                                               -           2              3            50          -            55           4            59
Revenue Recognized                                       148         846          1,462        12,736          -        15,192         404        15,596
Other Revenue                                                                                                                                        685

  Total Revenue                                                                                                                                   16,281

Gross Profit Recognized                                 (614)       (102)            77         3,061          -            2,422        181       2,603

Other Expense (Income) Items - Note 2                                                                                                                723
Pre-Tax Profit                                                                                                                                     1,880

        Outlook For 4th Quarter of 2003
Units Closed                                               -           -              -            59                          59          -          59

Revenue Recognized                                        31           -              -        16,405                      16,436          -      16,436
Other Revenue                                                                                                                                        250

  Total Revenue                                                                                                                                   16,686

Gross Profit Recognized                                    3           -              -         2,871                       2,874          -       2,874

Other Expense (Income) Items - Note 2                                                                                                              1,717
Pre-Tax Profit                                                                                                                                     1,157

Note 1 - No assurance can be given that purchasers under binding pre-sale contracts with deposits will close each contemplated transaction .

Note 2 - Other includes net brokerage commissions, advertising, promotion, and other general and administrative costs. These items are not allocated to specific buildings.

The projected results contained above for unit closings, revenue, gross profit, fixed costs and pre-tax profit are forward looking statements. With respect to the Company’s development of the Harbour Village property, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips, and changes in local and national levels of general business activity and economic conditions.